                                                                    EXHIBIT 10.2
================================================================================






                                FERRELLGAS, L.P.
                            FERRELLGAS FINANCE CORP.



                           __% SENIOR NOTES DUE 2001

                               _________________

                                   INDENTURE

                         Dated as of ________ __, 1994
                               _________________



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    Trustee





================================================================================

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section
310 (a)(1).....................................................         7.10
    (a)(2).....................................................         7.10
    (a)(3).....................................................         N.A.
    (a)(4).....................................................         N.A.
    (a)(5).....................................................         7.10
    (b) .......................................................         7.10
    (c) .......................................................         N.A.
311 (a) .......................................................         7.11
    (b) .......................................................         7.11
    (c) .......................................................         N.A.
312 (a)........................................................         2.05
    (b)........................................................        11.03
    (c) .......................................................        11.03
313 (a) .......................................................         7.06
    (b) .......................................................         7.06
    (c) .......................................................   7.06;11.02
    (d)........................................................         7.06
314 (a) .......................................................   4.03;11.05
    (b) .......................................................        10.02
    (c)(1) ....................................................        11.04
    (c)(2) ....................................................        11.04
    (c)(3) ....................................................         N.A.
    (d)........................................................         N.A.
    (e)........................................................        11.05
    (f)........................................................         N.A.
315 (a)........................................................         7.01
    (b)........................................................   7.05,11.02
    (c)........................................................         7.01
    (d)........................................................         7.01
    (e)........................................................         6.11
316 (a)(last sentence) ........................................         2.09
    (a)(1)(A)..................................................         6.05
    (a)(1)(B) .................................................         6.04
    (a)(2) ....................................................         N.A.
    (b) .......................................................         6.07
    (c) .......................................................         2.12
317 (a)(1).....................................................         6.08
    (a)(2).....................................................         6.09
    (b) .......................................................         2.04
318 (a)........................................................        11.01
    (b)........................................................         N.A.
    (c)........................................................        11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE 1 -- DEFINITIONS AND INCORPORATION BY REFERENCE

       Section 1.01.  Definitions.........................................  1
       Section 1.02.  Other Definitions................................... 11
       Section 1.03.  Incorporation by Reference of Trust
                      Indenture Act....................................... 11
       Section 1.04.  Rules of Construction............................... 12

ARTICLE 2 -- THE NOTES

       Section 2.01.  Form and Dating..................................... 12
       Section 2.02.  Execution and Authentication........................ 12
       Section 2.03.  Registrar and Paying Agent.......................... 13
       Section 2.04.  Paying Agent to Hold Money in Trust................. 13
       Section 2.05.  Lists of Holders of the Notes....................... 14
       Section 2.06.  Transfer and Exchange............................... 14
       Section 2.07.  Replacement Notes................................... 15
       Section 2.08.  Outstanding Notes................................... 15
       Section 2.09.  Treasury Notes...................................... 15
       Section 2.10.  Temporary Notes..................................... 16
       Section 2.11.  Cancellation........................................ 16
       Section 2.12.  Defaulted Interest.................................. 16
       Section 2.13.  Record Date......................................... 16
       Section 2.14.  CUSIP Number........................................ 16

ARTICLE 3 -- REDEMPTION AND OFFERS TO PURCHASE

       Section 3.01.  Notices to Trustee.................................. 17
       Section 3.02.  Selection of Notes to Be Purchased or Redeemed...... 17
       Section 3.03.  Notice of Redemption................................ 18
       Section 3.04.  Effect of Notice of Redemption...................... 18
       Section 3.05.  Deposit of Redemption Price......................... 19
       Section 3.06.  Notes Redeemed in Part.............................. 19

       Section 3.07.  Optional Redemption................................. 19
       Section 3.08.  Mandatory Redemption................................ 19
       Section 3.09.  Offers to Purchase.................................. 19

ARTICLE 4 -- COVENANTS

       Section 4.01.  Payment of Notes.................................... 21
       Section 4.02.  Maintenance of Office or Agency..................... 21
       Section 4.03.  Reports............................................. 22
       Section 4.04.  Compliance Certificate.............................. 22
       Section 4.05.  Taxes............................................... 23
       Section 4.06.  Stay, Extension and Usury Laws...................... 23
       Section 4.07.  Restricted Payments................................. 23

       Section 4.08.  Dividend and Other Payment Restrictions Affecting
                      Subsidiaries........................................ 24
       Section 4.09.  Incurrence of Indebtedness and Issuance of
                      Disqualified Interests.............................. 25
       Section 4.10.  Asset Sales......................................... 27
       Section 4.11.  Transactions with Affiliates........................ 28
       Section 4.12.  Liens............................................... 28
       Section 4.13.  Subsidiary Note Guarantees.......................... 28
       Section 4.14.  Offer to Purchase Upon Change of Control............ 29
       Section 4.15.  Partnership or Corporate Existence.................. 29
       Section 4.16.  Line of Business.................................... 29
       Section 4.17.  Limitation on Sale and Leaseback Transactions....... 29
       Section 4.18.  Restrictions on Nature of Indebtedness and
                      Activities of Finance Corp.......................... 30

ARTICLE 5 -- SUCCESSORS

       Section 5.01.  Merger, Consolidation, or Sale of Assets............ 30
       Section 5.02.  Successor Person Substituted........................ 31

ARTICLE 6 -- DEFAULTS AND REMEDIES

       Section 6.01.  Events of Default................................... 31
       Section 6.02.  Acceleration........................................ 33
       Section 6.03.  Other Remedies...................................... 33
       Section 6.04.  Waiver of Past Defaults............................. 34
       Section 6.05.  Control by Majority................................. 34
       Section 6.06.  Limitation on Suits................................. 34
       Section 6.07.  Rights of Holders of Notes to Receive Payment....... 35
       Section 6.08.  Collection Suit by Trustee.......................... 35
       Section 6.09.  Trustee May File Proofs of Claim.................... 35
       Section 6.10.  Priorities.......................................... 36
       Section 6.11.  Undertaking for Costs............................... 36

ARTICLE 7 - TRUSTEE

       Section 7.01.  Duties of Trustee................................... 36
       Section 7.02.  Rights of Trustee................................... 37
       Section 7.03.  Individual Rights of Trustee........................ 38
       Section 7.04.  Trustee's Disclaimer................................ 38
       Section 7.05.  Notice of Defaults.................................. 38
       Section 7.06.  Reports by Trustee to Holders of the Notes.......... 38
       Section 7.07.  Compensation and Indemnity.......................... 39
       Section 7.08.  Replacement of Trustee.............................. 39
       Section 7.09.  Successor Trustee by Merger, etc.................... 40
       Section 7.10.  Eligibility; Disqualification....................... 40
       Section 7.11.  Preferential Collection of Claims Against Issuers... 41

ARTICLE 8 - LEGAL DEFEASANCE AND COVENANT DEFEASANCE

       Section 8.01.  Option to Effect Legal Defeasance or Covenant
                      Defeasance.......................................... 41
       Section 8.02.  Legal Defeasance and Discharge...................... 41
       Section 8.03.  Covenant Defeasance................................. 41
       Section 8.04.  Conditions to Legal or Covenant Defeasance.......... 42
       Section 8.05.  Deposited Money and Government Securities to be
                      Held in Trust; Other Miscellaneous Provisions....... 43
       Section 8.06.  Repayment to Issuers................................ 44
       Section 8.07.  Reinstatement....................................... 44

ARTICLE 9 - AMENDMENT, SUPPLEMENT AND WAIVER

       Section 9.01.  Without Consent of Holders of Notes................. 44
       Section 9.02.  With Consent of Holders of Notes.................... 45
       Section 9.03.  Compliance with Trust Indenture Act................. 46
       Section 9.04.  Revocation and Effect of Consents................... 47
       Section 9.05.  Notation on or Exchange of Notes.................... 47
       Section 9.06.  Trustee to Sign Amendments, etc..................... 47

ARTICLE 10 - NOTE GUARANTEES

       Section 10.01.  Note Guarantee..................................... 47
       Section 10.02.  Limitation of Guarantor's Liability................ 49
       Section 10.03.  Guarantors May Consolidate, etc., on Certain Terms. 49
       Section 10.04.  Releases Following Sale of Assets.................. 49

ARTICLE 11 - MISCELLANEOUS

       Section 11.01. Trust Indenture Act Controls........................ 50
       Section 11.02. Notices............................................. 50
       Section 11.03. Communication by Holders of Notes with Other
                      Holders of Notes.................................... 51
       Section 11.04. Certificate and Opinion as to Conditions Precedent.. 51
       Section 11.05. Statements Required in Certificate or Opinion....... 52
       Section 11.06. Rules by Trustee and Agents......................... 52
       Section 11.07. No Personal Liability of Directors, Officers,
                      Employees and Stockholders.......................... 52
       Section 11.08. Governing Law....................................... 52
       Section 11.09. No Adverse Interpretation of Other Agreements....... 52
       Section 11.10. Successors.......................................... 52
       Section 11.11. Severability........................................ 53
       Section 11.12. Counterpart Originals............................... 53
       Section 11.13. Table of Contents, Headings, etc.................... 53

                                   EXHIBITS

       Exhibit A      FORM OF NOTE
       Exhibit B      FORM OF SUPPLEMENTAL INDENTURE
       Exhibit C      FORM OF NOTATION ON SENIOR SUBORDINATED
                      NOTE RELATING TO NOTE GUARANTEE

      INDENTURE dated as of __________ __, 1994 between Ferrellgas, L.P., a Delaware limited partnership (the "Partnership"), Ferrellgas Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

      The Partnership, Finance Corp. and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Notes due 2001:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Attributable Debt" means, in respect of a sale and leaseback arrangement of any property, as at the time of determination, the present value (calculated using a discount rate equal to the interest rate of the Notes and annual compounding) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

      "Available Cash" has the meaning given to such term in the Partnership Agreement, as amended to the date of the Indenture.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the Board of Directors of the General Partner (as defined below), or any authorized committee of the Board of Directors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Interests" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (i) through (v).

      "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Partnership's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James
E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (ii) the liquidation or dissolution of the Partnership or the General Partner, (iii) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner and
(iv) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Partnership.

      "Common Units" means the common units, representing limited partner interests, being offered by the Master Partnership contemporaneously with the sale of the Notes.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (except to the extent otherwise includable under clause (i) above) and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Partnership.

      "Credit Facility" means the credit facility under that certain Credit
Agreement, dated as of               , 1994, by and among the Partnership and
_____________, providing for up to $185 million of credit borrowings and letters of credit, including any related notes, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to __________.

      "Distribution" means, for purposes of Article 10, a distribution consisting of cash, securities or other property, by set off or otherwise.

      "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Fixed Rate Notes" means the Series B and D Fixed Rate Senior Notes due 1996 of the General Partner.

      "Existing Floating Rate Notes" means the Series A and C Floating Rate Senior Notes due 1996 of the General Partner.

      "Existing Indebtedness" means up to $___ million in aggregate principal amount of Indebtedness of the Partnership and its Subsidiaries (other than under the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

      "Existing Senior Notes" means the Existing Fixed Rate Notes and the Existing Floating Rate Notes.

      "Existing Subordinated Debentures" means the General Partner's 11 5/8% Senior Subordinated Debentures due December 15, 2003.

      "Finance Corp." means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the reference Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to acquisitions (including all mergers and consolidations), dispositions and discontinuance of businesses or assets that have been made by the reference Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Calculation Date assuming that all such acquisitions, dispositions and discontinuance of businesses or assets had occurred on the first day of the reference period; provided, however, that (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Partnership's Fixed Charges subsequent to the Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Partnership in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Partnership in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Partnership on a per gallon basis in the operation of the Partnership's business at similarly situated Partnership facilities. If the applicable reference period for any calculation of the Fixed Charge Coverage Ratio with respect to the Partnership shall include a portion prior to the date of this Indenture, then such Fixed Charge Coverage Ratio shall be calculated based upon the Consolidated Cash Flow and the Fixed Charges of the General Partner for such portion of the reference period prior to this date of this Indenture and the Consolidated Cash Flow and the Fixed Charges of the Partnership for the remaining portion of the reference period on and after the date of the Indenture, giving pro forma effect, as described in the two foregoing sentences, to all applicable transactions occurring on the date of the Indenture or otherwise.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing,
(c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, and (d) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

      "General Partner" means Ferrellgas, Inc., a Delaware corporation and the sole General Partner of the Partnership.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means any Subsidiary of the Partnership that executes a Note Guarantee in accordance with the provisions of Section 4.13 hereof, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Insurance Company Subsidiary" means Stratton Insurance Company, a Vermont corporation, a wholly owned subsidiary of the Partnership.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Issuers" means the parties named as such in this Indenture until a successor replaces any such Issuer pursuant to this Indenture and thereafter means the remaining Issuer and the successor.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Master Partnership" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Partnership.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), provided, however, that all costs and expenses with respect to the retirement of the Existing Senior Notes and the Existing Subordinated Debentures, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of the General Partner, the Partnership or their Subsidiaries to the extent that the same were deducted from such Net Income in accordance with GAAP.

      "Net Proceeds" means the aggregate cash proceeds received by the Partnership or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

      "Non-Recourse Subsidiary" means (1) the Insurance Company Subsidiary and
(2) any other Person that would otherwise be a Subsidiary of the Partnership but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is guaranteed by the Partnership or any of its Subsidiaries, (ii) is recourse or obligates the Partnership or any of its Subsidiaries in any way or (iii) subjects any property or asset of the Partnership or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) neither the Partnership nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Partnership and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Partnership, (c) neither the Partnership nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, and (d) such Person has no more than $1,000 of assets at the time of such designation.

      "Notes" means the ___% Senior Notes due 2001, as amended or supplemented from time to time pursuant to the terms hereof, that are issued under this Indenture.

      "Note Guarantee" means each guarantee of the Notes by a Guarantor pursuant to Article 10 hereof.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person; provided, however, that any reference to an Officer with respect to the Partnership shall mean the respective Officer of the General Partner.

      "Officers' Certificate" means a certificate signed on behalf of (i) the General Partner (acting on behalf of the Partnership) by two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the General Partner, or (ii) Finance Corp. by two Officers of Finance Corp., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp., in either case that meets the requirements of Section 12.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Partnership, the General Partner, Finance Corp., any of their respective Subsidiaries or the Trustee.

      "Partnership Agreement" means __________________________________________.

      "Partnership" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

      "Permitted Investments" means (a) any Investments in Cash Equivalents; (b) any Investments in the Partnership or in a Wholly Owned Subsidiary of the Partnership that is a Guarantor; (c) Investments by the Partnership or any Subsidiary of the Partnership in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Partnership and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Wholly Owned Subsidiary of the Partnership that is a Guarantor; and (d) other Investments in Non-Recourse Subsidiaries of the Partnership that do not exceed $30 million at any time outstanding.

      "Permitted Liens" means (a) Liens existing on the date of the Indenture;
(b) Liens in favor of the Issuers or Liens to secure Indebtedness of a Subsidiary of the Partnership to the Partnership or a Wholly Owned Subsidiary of the Partnership; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Partnership or any Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership;
(d) Liens on property existing at the time of acquisition thereof by the Partnership or any Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens on any property or asset acquired by the Partnership or any of its Subsidiaries in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Partnership or such Subsidiary to secure the purchase price or other obligation of the Partnership or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of the Partnership and its Subsidiaries; (f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Partnership or impair the use of such property in the operation of the business of the Partnership or any of its Subsidiaries; (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Partnership or any of its Subsidiaries in the ordinary course of business; (k) financing statements granted with respect to personal property leased by the Partnership and its Subsidiaries in the ordinary course of business to the owners of such personal property, provided that such financing statements are granted solely in connection with such leases and not the borrowing of money or the obtaining of advances or credit; (l) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (m) Liens incurred in the ordinary course of business of the Partnership or any Subsidiary of the Partnership with respect to obligations that do not exceed $5 million in the aggregate in any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Partnership or such Subsidiary; (n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced; and (o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through
(n); provided that no such extension or renewal Lien shall (i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (ii) extend to any property or assets not subject to the Lien being so extended or renewed.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Partnership or any Subsidiary of the Partnership issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Partnership or any of its Subsidiaries (other than Indebtedness under the Credit Facility) or the Indebtedness represented by the then outstanding Existing Subordinated Debentures of the General Partner; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness (other than indebtedness incurred to refinance, replace, defease or refund the Existing Subordinated Debentures) is incurred by the Partnership or the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Senior Debt" means, with respect to any Person, (i) any Acquired Debt of such Person, (ii) any Indebtedness incurred by such Person, the proceeds of which are applied solely to finance capital expenditures made to improve or enhance the existing capital assets of such Person or to acquire or construct new capital assets (but excluding capital expenditures necessary to maintain the existing capital assets of such Person) and (iii) any Indebtedness incurred by such Person, the proceeds of which are used solely for working capital purposes.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      "Related Party" means (i) the spouse or any lineal descendant of James E. Ferrell, (ii) any trust for his benefit or for the benefit of his spouse or any such lineal descendants or (iii) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (i) and (ii) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests.

      "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Debt" means, without duplication, (i) the Notes, (ii) all other Indebtedness of the Partnership or Finance Corp., unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes and (iii) all Indebtedness of Subsidiaries of the Partnership, other than Finance Corp.

      "Significant Subsidiary" means any Subsidiary of the Partnership that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a limited partnership, more than 50% of the partners' Capital Interests, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, any Subsidiary of the Partnership that is designated a Non-Recourse Subsidiary pursuant to the definition thereof shall not thereafter be deemed a Subsidiary of the Partnership.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

                                    Defined in
             Term                    Section

       "Affiliate Transaction".....     4.11
       "Asset Sale"................     4.10
       "Benefitted Party"..........    10.01
       "Covenant Defeasance".......     8.03
       "Commencement Date".........     3.09
       "Event of Default"..........     6.01
       "Excess Proceeds"...........     4.10
       "Guarantor".................    10.01
       "incur".....................     4.09
       "Incurrence Date"...........     4.09
       "Legal Defeasance"..........     8.02
       "Offer Amount"..............     3.09
       "Offer Period"..............     3.09
       "Paying Agent"..............     2.03
       "Payment Default"...........     6.01
       "Permitted Refinancing".....     4.09
       "Purchase Date".............     3.09
       "Purchase Offer"............     3.09
       "Refinancing Indebtedness"..     4.09
       "Registrar".................     2.03
       "Restricted Payments".......     4.07
       "Senior Debt Ratio Test"....     4.09

Section 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes and the Note Guarantees, if any;

      "indenture security holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Issuers, the Guarantors, if any, and any successor obligor upon the Notes or any Note Guarantee, as the case may be.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the SEC under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

      Unless the context otherwise requires:

      (1)  a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)  "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5)  provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Issuers and required by law, stock exchange rule, agreements to which the Issuers or each Guarantor, if any, is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

Section 2.02. Execution and Authentication.

      Two Officers of each of the General Partner (in the case of the Partnership) and Finance Corp. shall sign the Notes for the Issuers by manual or facsimile signature. The seal of each Issuer shall be reproduced on the Notes and may be in facsimile form.

      If an Officer of the General Partner or Finance Corp. whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

      The Trustee shall, upon a written order of the Issuers signed by two Officers of the General Partner and Finance Corp., authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Partnership or Finance Corp. or an Affiliate of the Partnership or Finance Corp.

Section 2.03. Registrar and Paying Agent.

      The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuers shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Partnership, Finance Corp. or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

      The Issuers initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

      The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Issuers or any Guarantors in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Partnership, Finance Corp. or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Partnership, Finance Corp. or any Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Partnership, Finance Corp. or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Lists of Holders of the Notes.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers and/or any Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Issuers and each Guarantor, if any, shall otherwise comply with TIA (S) 312(a).

Section 2.06. Transfer and Exchange.

      When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

      Neither the Issuers nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuers).

      Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent, the Issuers and each Guarantor, if any, may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent, the Issuers or any Guarantor shall be affected by notice to the contrary.

Section 2.07. Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee, the Issuers or the Guarantors, if any, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Issuers and the Guarantors to protect the Issuers, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Partnership, Finance Corp, each Guarantor and the Trustee may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Issuers and the Guarantors, if any, and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Partnership, Finance Corp., any Guarantor, a Subsidiary of the Partnership, Finance Corp. or any Guarantor or an Affiliate of the Partnership, Finance Corp. or any Guarantor holds the Note.

Section 2.09. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Partnership, Finance Corp., any Guarantor, any of their respective Subsidiaries or any Affiliate of the Partnership, Finance Corp. or any Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Partnership, Finance Corp., any Guarantor, any Subsidiary of the Partnership, Finance Corp. or any Guarantor or an Affiliate of the Partnership, Finance Corp. or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Partnership, Finance Corp., such Guarantor, a Subsidiary of the Partnership, Finance Corp. or such Guarantor or an Affiliate of the Partnership, Finance Corp. or such Guarantor until legal title to such Notes passes to the Partnership, Finance Corp., such Guarantor, Subsidiary of the Partnership, Finance Corp. or such Guarantor or Affiliate of the Partnership, Finance Corp. or such Guarantor, as the case may be.

Section 2.10. Temporary Notes.

      Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11. Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Issuers direct cancelled Notes to be returned to them. The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers, unless by a written order, signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., the Issuers shall direct that cancelled Notes be returned to them.

Section 2.12. Defaulted Interest.

      If the Issuers or any Guarantor defaults in a payment of interest on the Notes, the Issuers or such Guarantor (to the extent of its obligations under its Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Record Date.

      The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316(c).

Section 2.14. CUSIP Number.

      The Issuers in issuing the Notes may use a "CUSIP" number and, if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3
                       REDEMPTION AND OFFERS TO PURCHASE

Section 3.01. Notices to Trustee.

      If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 75 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

      If the Issuers are required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.15 hereof, they shall furnish to the Trustee, at least 30 days before the scheduled Purchase Date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Partnership or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $15 million and the amount of such Excess Proceeds, or (b) a Change of Control has occurred, as applicable.

Section 3.02. Selection of Notes to Be Purchased or Redeemed.

      If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the applicable Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, or the Nasdaq National Market on which the Notes are listed or quoted, as applicable or, if the Notes are not so listed or quoted, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. In the event that less than all of the Notes properly tendered in a Purchase Offer pursuant to Section
4.10 hereof are to be purchased, the Trustee shall select the particular Notes to be purchased on a pro rata basis among the applicable Holders of Notes promptly upon the expiration of such Purchase Offer.

      The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed.
Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      In the event the Issuers are required to make a Purchase Offer pursuant to
Section 4.10 hereof and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

Section 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a purchase or redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)  the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

      One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

      The Notes shall not be redeemable at the Issuers' option prior to __________, 1998. Thereafter, the Notes shall be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

          YEAR                             PERCENTAGE

          1998                          ___.__%
          1999                          ___.__%
          2000                          100.00%

Section 3.08. Mandatory Redemption.

      Except as set forth below under Section 4.10 and Section 4.14 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offers to Purchase.

      (a) In the event that, pursuant to Section 4.10 or Section 4.14 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (each, a "Purchase Offer"), it shall follow the procedures specified in this Section 3.09.

      (b) The Purchase Offer shall commence on the date (the "Commencement Date") specified in Section 4.10 or Section 4.14 hereof, as the case may be, remain open for a period specified by the Issuers, which shall be in accordance with Section 4.10 or Section 4.14 hereof, as the case may be, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Purchase Offer.

      Upon the commencement of a Purchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

         (a)  that the Purchase Offer is being made pursuant to Section 4.10 or
   Section 4.14 hereof, as the case may be, the Offer Period, and the expiration date of the Offer Period;

         (b)  the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered and accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of the Offer Period;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the close of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Note Guarantees duly endorsed by each Guarantor) equal in principal amount to the unpurchased portion of the Notes surrendered; and

         (i) (x) if such Purchase Offer was pursuant to Section 4.14 hereof, the circumstances and material facts regarding such Change of Control, including but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control and (y) if such Purchase Offer was pursuant to Section 4.10 hereof, the circumstances and material facts regarding the Asset Sale or Asset Sales giving rise to such Purchase Offer, including but not limited to, information with respect to pro forma and historical financial information if material operations of the Partnership or any Subsidiary were divested in such Asset Sale or Asset Sales.

      On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of such Purchase Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01. Payment of Notes.

      The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or any Guarantor, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

      The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or any Guarantor in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03. Reports.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Issuers will file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.

Section 4.04. Compliance Certificate.

      (a) Each Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer, each Guarantor, if any, and each obligor on the Notes and this Indenture has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Partnership's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each Issuer, each Guarantor, if any, and each such obligor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each Issuer, each Guarantor, if any, or each such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each Issuer, each Guarantor, if any, or each such obligor, as the case may be, is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Partnership's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) Each Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of such Issuer (or of the General Partner, in the case of the Partnership) becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action such Issuer is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

      The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

      Each of the Issuers and each of the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors, if any (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Restricted Payments.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Partnership's or any Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Partnership, (y) dividends or distributions payable to the Partnership or a Wholly Owned Subsidiary of the Partnership that is a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Partnership or any Subsidiary or other Affiliate of the Partnership (other than any such Equity Interests owned by the Partnership or a Wholly Owned Subsidiary of the Partnership that is a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Fixed Charge Coverage Ratio of the Partnership for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.25 to 1; and

         (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments (including any Restricted Payments permitted by the provisions, other than clause (iv), of the immediately succeeding paragraph) made by the Partnership and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made (including Restricted Payments permitted by the next succeeding paragraph), shall not exceed the amount of Available Cash of the Partnership for the immediately preceding fiscal quarter (or, with respect to the first fiscal quarter during which Restricted Payments are made, the amount of Available Cash of the Partnership for the period commencing on the date of this Indenture and ending on the last day of the immediately preceding fiscal quarter); provided that for purposes of this clause (c), the amount of any Available Cash of the Partnership during the first 45 days of any fiscal quarter may be included in the amount of Available Cash for the immediately preceding fiscal quarter so long as (1) the amount of such Available Cash so included does not exceed the amount of unused available working capital Indebtedness that the Partnership would have been permitted to incur on the last day of such immediately preceding fiscal quarter under the terms of the agreements and instruments governing its outstanding Indebtedness on such date and (2) the amount of such Available Cash so included shall be excluded from the amount of Available Cash for purposes of determining the amount of Restricted Payments permitted in any subsequent fiscal quarter.

      The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which the Partnership becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Partnership in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Partnership) of other Equity Interests of the Partnership (other than any Disqualified Interests); (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness; and (iv) the defeasance, redemption or repurchase of any Existing Subordinated Debentures of the General Partner and the payment of all costs and expenses in connection therewith.

      Not later than the date of making any Restricted Payment, the General Partner shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Partnership's latest available financial statements.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Partnership or any of its Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Partnership or any of its Subsidiaries, (c) make loans or advances to the Partnership or any of its Subsidiaries or (d) transfer any of its properties or assets to the Partnership or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Indenture, (ii) this Indenture and the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Partnership or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, or (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Interests.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Partnership shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Partnership may incur Indebtedness and any Subsidiary of the Partnership may incur Acquired Debt if:

         (a) the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.75 to 1 if such date is
   on or prior to        , 1996 and 3.00 to 1 if such date is after          ,
   1996, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and

         (b) either (x) such Indebtedness shall be subordinated in right of payment to the Notes and shall have a Weighted Average Life to Maturity greater than the remaining Weighted Average Life to Maturity of the Notes or
   (y) such Indebtedness shall be Permitted Senior Debt and the Senior Debt Ratio Test shall have been met at the time of incurrence thereof.

      The foregoing limitations of this Section 4.09 will not apply to: (i) the Indebtedness represented by the Notes and any Note Guarantees; (ii) the incurrence by the Partnership of Indebtedness pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $185 million; (iii) revolving Indebtedness incurred solely for working capital purposes in an aggregate outstanding principal amount not to exceed $20 million at any time on or prior to __________, 1996 and $40 million thereafter, provided, in each case, that the outstanding principal balance of such revolving Indebtedness (or, if such revolving Indebtedness is incurred as an addition or extension to the Credit

Facility, the outstanding principal balance under the Credit Facility in excess of the limits set forth in clause (ii) above) shall be reduced to zero for a period of 30 consecutive days during each fiscal year; (iv) the incurrence by the Partnership of Indebtedness in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed $15 million; (v) the Existing Indebtedness; (vi) the incurrence by the Partnership or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund any then outstanding Indebtedness of the Partnership or such Subsidiary not incurred in violation of the Indenture; (vii) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (viii) Indebtedness of any Subsidiary of the Partnership to the Partnership or any of its Wholly Owned Subsidiaries; (ix) the incurrence by the Partnership or the Insurance Company Subsidiary of Indebtedness owing directly to its insurance carriers (without duplication) in connection with the Partnership's, its Subsidiaries' or its Affiliates' self-insurance programs or other similar forms of retained insurable rights for their respective retail propane businesses, consisting of reinsurance agreements and indemnification agreements (and guarantees of the foregoing) secured by letters of credit, provided that the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, guarantees and letters of credit shall be counted (without duplication) for purposes of all calculations pursuant to the Fixed Charge Coverage Ratio test above; (x) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default; (xi) the incurrence by the Partnership (or any Subsidiary of the Partnership that is a Guarantor) of Indebtedness in connection with acquisitions of retail propane businesses in favor of the sellers of such businesses in a principal amount not to exceed $15 million in any fiscal year or $45 million in the aggregate outstanding at any one time, provided that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the fair market value of the assets so acquired; and (xii) in addition to the Indebtedness permitted under the foregoing clauses (i) through (xi), the incurrence by the Partnership of Indebtedness in an aggregate principal amount outstanding not to exceed $15 million at any time, provided that any Indebtedness incurred pursuant to this clause (xii) shall be subordinated in right of payment to the Notes and shall have a Weighted Average Life to Maturity greater than the remaining Weighted Average Life to Maturity of the Notes.

      The "Senior Debt Ratio Test" will be met with respect to the incurrence of any Indebtedness by the Partnership or any Subsidiary of the Partnership if the ratio of (1) the aggregate outstanding principal amount of Senior Debt on the date of and after giving effect to the incurrence of such Indebtedness (the "Incurrence Date") to (2) the Consolidated Cash Flow for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence Date would have been 2.50 to 1 or less. For purposes of the computation in clause (1) of the foregoing sentence, the outstanding principal amount of Indebtedness under the Credit Facility shall be deemed to equal the principal amount of such Indebtedness actually outstanding plus the maximum additional principal amount of such Indebtedness available thereunder, and letters of credit shall be deemed to have a principal amount equal to the maximum potential liability of the Partnership or any of its Subsidiaries thereunder. The foregoing calculation of Consolidated Cash Flow shall give pro forma effect to acquisitions (including all mergers and consolidations), dispositions and discontinuance of operations that have been made by the Partnership or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Incurrence Date assuming that all such acquisitions, dispositions and discontinuance of operations had occurred on the first day of the four-quarter reference period in the same manner as described in the definition of "Fixed Charge Coverage Ratio".

      For purposes of this Section 4.09, any revolving Indebtedness (under the Credit Agreement or otherwise) shall be deemed to have been incurred only at such time at which the agreements and instruments (or any amendments thereto that increase the amount, reduce the Weighted Average Life to Maturity, change any subordination provisions or create any additional obligor of such revolving Indebtedness) are executed, in an amount equal to the maximum amount of such revolving Indebtedness permitted to be borrowed thereunder, and the Partnership's ability to borrow or reborrow such revolving Indebtedness up to such maximum permitted amount shall not thereafter be limited by the provisions of this Section 4.09 (other than the proviso set forth in clause (iii) of the second paragraph of this Section 4.09).

Section 4.10. Asset Sales.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership shall be governed by the provisions of Sections 4.14 and/or 5.01 hereof and not by the provisions of this Section 4.10), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or
(ii) above, whether in a single transaction or a series of related transactions,
(a) that have a fair market value in excess of $5 million, or (b) for net proceeds in excess of $5 million (each of the foregoing, an "Asset Sale"), unless (x) the Partnership (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by the Partnership or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Partnership's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Partnership or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Partnership or any such Subsidiary from such transferee that are immediately converted by the Partnership or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets by the Partnership or any of its Subsidiaries to a Subsidiary of the Partnership that is a Guarantor, (2) any transfer of assets by the Partnership or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 4.17 hereof and having a fair market value not less than that of the assets so transferred and (3) any transfer of assets pursuant to a Permitted Investment.

      Within 270 days after any Asset Sale, the Partnership may apply the Net Proceeds from such Asset Sale to (a) permanently reduce Indebtedness outstanding under the Credit Facility (with a permanent reduction of availability in the case of revolving Indebtedness) or (b) an investment in capital expenditures or other long-term tangible assets, in each case, in the same line of business as the Partnership was engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Partnership may temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Issuers shall make a Purchase Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Article 3 hereof. The Issuers shall commence a Purchase Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds $15 million by mailing the notice required in Section 3.09 hereof to the Holders. The Offer Period shall be not less than 30 days and not more than 40 days, unless a longer period is required by law. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Purchase Offer. To the extent that the aggregate amount of Notes tendered pursuant to such Purchase Offer is less than the Excess Proceeds, the Partnership may use such deficiency for general business purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Purchase Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Transactions with Affiliates.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or such Subsidiary with an unrelated Person and (b) with respect to
(i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15 million, the Partnership delivers to the Trustee an opinion as to the fairness to the Partnership or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by the Partnership or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Partnership (or the General Partner) or such Subsidiary, (ii) Restricted Payments permitted by the provisions of Section 4.07 hereof, and
(iii) transactions entered into by the Partnership or the Insurance Company Subsidiary in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Partnership, its Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions.

Section 4.12. Liens.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13. Subsidiary Note Guarantees.

      The Partnership may, at any time that it transfers or causes to be transferred to any of its Subsidiaries assets, businesses or properties having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of such Board) of $5 million or more, cause such Subsidiary to unconditionally guarantee, jointly and severally, the Issuers' payment obligations under the Notes as provided in Article 10 hereof, together with an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture.

Section 4.14. Offer to Purchase Upon Change of Control.

      Upon the occurrence of a Change of Control, the Issuers shall make a Purchase Offer to each Holder to purchase all or any part of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Such Purchase Offer shall be made in accordance with the procedures set forth in
Article 3 hereof. The Issuers shall commence such Purchase Offer within 10 days following any Change of Control by mailing the notice set forth in Section 3.09 hereof to the Holders. The Offer Period shall be not less than 30 days and not more than 40 days, unless a longer period is required by law. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Purchase Offer.

Section 4.15. Partnership or Corporate Existence.

      Subject to Article 5 and Article 10 hereof, as the case may be, each Issuer and each of the Guarantors, if any, shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, and the corporate or partnership existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Issuer, any such Guarantor or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of each Issuer, the Guarantors and their respective Subsidiaries; provided, however, that the Issuers and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an officer of the General Partner or Finance Corp., as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, the Guarantors and their Subsidiaries, taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16. Line of Business.

      For so long as any Notes are outstanding, the Partnership and its Subsidiaries will not materially or substantially engage in any business other than that in which the Partnership and its Subsidiaries were engaged on the date of this Indenture.

Section 4.17. Limitation on Sale and Leaseback Transactions.

      The Partnership will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Partnership or such Subsidiary of any property that has been or is to be sold or transferred by the Partnership or such Subsidiary to such Person in contemplation of such leasing; provided, however, that the Partnership or such Subsidiary may enter into such sale and leaseback transaction if (i) the Partnership could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed

Charge Coverage Ratio Test set forth in paragraph (a) of Section 4.09 and (B) secured a Lien on such Indebtedness pursuant to Section 4.12, or (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the useful remaining life of such property.

Section 4.18. Restrictions on Nature of Indebtedness and Activities of Finance
            Corp.

      Notwithstanding the provisions of Section 4.09 hereof, Finance Corp. shall not incur any Indebtedness unless (a) the Partnership is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitations of this Section 4.18. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership.


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

      (a) The Partnership shall not consolidate or merge with or into (whether or not the Partnership is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Partnership is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Partnership pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Partnership or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Partnership immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.09 hereof.

      (b) Finance Corp. may not consolidate or merge with or into (whether or not Finance Corp. is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly Owned Subsidiary of the Partnership; (ii) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; and (iii) immediately after such transaction no Default or Event of Default exists.

      (c) The Partnership or Finance Corp., as the case may be, shall deliver to the Trustee prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs (a) and (b) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.02. Successor Person Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or Finance Corp. in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Partnership or Finance Corp. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Partnership," "Finance Corp.," or the "Issuers," as the case may be shall refer to or include instead the successor Person and not the Partnership or Finance Corp., as the case may be), and may exercise every right and power of the Partnership or Finance Corp., as the case may be under this Indenture with the same effect as if such successor Person had been named as the Partnership or Finance Corp., as the case may be, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Notes except in the case of a sale of all of such Issuer's assets that meets the requirements of
Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

      An "Event of Default" occurs if:

         (a) the Issuers or the Guarantors default in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days;

         (b) the Issuers or the Guarantors default in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Issuers fail for a period of 20 days to observe or perform any covenant, condition or agreement on the part of the Issuers to be observed or performed pursuant to Sections 4.07, 4.09, 4.10, 4.15 and 5.01 hereof;

         (d) the Issuers or any Guarantor fails to comply with any of their other respective agreements or covenants in, or provisions of, the Notes, the Note Guarantees or this Indenture and the Default continues for the period and after the notice specified below;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is Guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, excluding any acceleration of maturity of the Indebtedness represented by the General Partner's Existing Floating Rate Notes and Existing Fixed Rate Notes to the extent that such Indebtedness shall be redeemed on or prior to the 40th day after the date of the Indenture;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Partnership or any of its Subsidiaries and such judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10 million;

         (g) except as otherwise permitted hereunder, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of any Guarantor (or its successors or assigns), shall deny or disaffirm its obligations under its Note Guarantee;

         (h) the Partnership or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

            (i)  commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or


            (v) generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Partnership or any Subsidiary of the Partnership in an involuntary case,

            (ii) appoints a Custodian of the Partnership or any Subsidiary of the Partnership or for all or substantially all of the property of the Partnership or any Subsidiary of the Partnership, or

            (iii) orders the liquidation of the Partnership or any Subsidiary of the Partnership,

   and the order or decree remains unstayed and in effect for 60 consecutive days.

      A Default under clause (d) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Issuers and the Trustee, of the Default and the Issuers do not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to __________, 1998 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to __________, 1998 pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph for each of the years beginning on __________ of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

               Year                     Percentage
               ----                     ----------

               1994                      ____%
               1995                      ____%
               1996                      ____%
               1997                      ____%

Section 6.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 6.01 hereof relating to either Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.01 hereof, if applicable). If an Event of Default specified in clause (h) or (i) of Section 6.01 hereof relating to either Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from either Issuer;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not affect the right of a Holder of a Note to sue for enforcement of any overdue payment thereon.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Purchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:  to the Trustee, its agents and attorneys for amounts due under
   Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

         Third: to the Partnership or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)  Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require from either Issuer an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Issuer shall be sufficient if signed by an Officer of the General Partner (in the case of the Partnership) or by an Officer of Finance Corp. (in the case of Finance Corp.)

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer, any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

      Within 60 days after each _________ beginning with the __________ following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with

TIA (S) 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

      The Issuers and the Guarantors, if any, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Issuers and the Guarantors, if any, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07), and defending itself against any claim (whether asserted by either Issuer, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Guarantors, if any, of their obligations hereunder. The Issuers and the Guarantors, if any, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, if any, shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantors, if any, need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Issuers and the Guarantors, if any, under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Issuers' and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Guarantor, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' and the Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11. Preferential Collection of Claims Against Issuers.

      The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may, at the option of the Board of Directors and the Board of Directors of Finance Corp. evidenced in each case by a resolution set forth in an Officers' Certificate, at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and each of the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' and Guarantors' obligations with respect to such Notes under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers and each of the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16,
4.17, 4.18 and 5.01 hereof with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not

"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and the Note Guarantees, if any, shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(e) and 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

   The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

         (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of either Issuer or any Subsidiary of either Issuer) reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of either Issuer or any Subsidiary of either Issuer) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Issuers);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer or any of their Subsidiaries is a party or by which either Issuer or any of their Subsidiaries is bound;

         (f) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or the Guarantors, if any, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

         (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated hereby.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
            Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuers and the Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Issuers.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers and the Guarantors make any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Issuers and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a)  to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Partnership's, Finance Corp.'s or any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof, as the case may be;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Note Guarantees pursuant to Section 4.13 hereof) or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Issuers accompanied by a resolution of the Board of Directors of each of the General Partner and Finance Corp. authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Issuers, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Issuers accompanied by a resolution of the Board of Directors of each of the General Partner and Finance Corp. authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors, if any, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or any Guarantor with any provision of this Indenture, the Note or the Note Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (other than provisions of Section 4.10 and Section 4.15 hereof);

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in Section 6.04 or 6.07 hereof or in the provisions of this Indenture relating to the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.15 hereof);

         (h) make any change to the subordination provisions of Article 10 hereof that adversely affects Holders;

         (i) except pursuant to Article 8 and Article 10 hereof, release any Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would adversely affect the Holders; or

         (j)  make any change in this sentence of this Section 9.02.

Section 9.03. Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantors may not sign an amendment or supplemental Indenture until the Board of Directors of each of the General Partner and Finance Corp. approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                NOTE GUARANTEES

Section 10.01.  Note Guarantee.

      Each Subsidiary of the Partnership which in accordance with Section 4.13 hereof is required or permitted to guarantee the obligations of the Issuers under the Notes, upon execution of a counterpart of this Indenture, hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Issuers under this Indenture or the Notes, that: (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

      Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against either Issuer or any other obligor with respect to this Indenture, the Notes or the obligations of the Issuers under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require the Trustee, the Holders or the Issuers (each, a "Benefitted Party") to proceed against the Issuers or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, either Issuer, any Benefitted Party, any creditor of such Guarantor, either Issuer or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (h) any defense based on any borrowing or grant of a security interest under
Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Note Guarantees will not be discharged except by complete performance of the obligations contained in its Note Guarantees and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to either the Partnership, Finance Corp. or any Guarantor, or any Custodian acting in relation to any of the Partnership, Finance Corp. or such Guarantor, any amount paid by the Partnership, Finance Corp. or such Guarantor to the Trustee or such Holder, the applicable Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers or any other obligor on the Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

Section 10.02. Limitation of Guarantor's Liability.

      Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Note Guarantees by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantees under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Note Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of either Issuer or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against such Issuer shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 10.03.  Guarantors May Consolidate, etc., on Certain Terms.

      No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not it is affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph and Section 10.4 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under its Note Guarantee, the Notes and this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) shall have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Partnership pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 4.09 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

      Notwithstanding the foregoing, (A) a Guarantor may consolidate with or merge with or into the Partnership or Finance Corp. (subject to the provisions of Section 5.01 hereof) and (B) a Guarantor may consolidate with or merge with or into any other Guarantor.

Section 10.04.  Releases Following Sale of Assets.

      Upon a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Interests of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Note Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. The Trustee will deliver to such Guarantor a signed acknowledgment of such release.


                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 11.02. Notices.

      Any notice or communication by the Issuers, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Issuers or any Guarantor:

         Ferrellgas, L.P.
         One Liberty Plaza
         Liberty, Missouri 64068
         Telecopier No.:  ______________
         Attention: ____________________

      With a copy to:

         Smith, Gill, Fisher, & Butts
         One Kansas City Place
         1200 Main Street
         Kansas City, Missouri 64105
         Telecopier No.:  ______________
         Attention:  ____________________

      If to the Trustee:

         Norwest Bank Minnesota,
         National Association
         _______________________________
         _______________________________
         Telecopier No.:  ______________

         Attention:  ____________________


      The Issuers, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the either Issuer or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, if any, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers or the Guarantors, if any, to the Trustee to take any action under this Indenture, each of the Issuers or the Guarantors, if any, shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been satisfied; and

         (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and
            Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of either Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and the related Note Guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 11.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. Successors.

      All agreements of the Issuers and the Guarantors, if any, in this Indenture and the Notes and the Note Guarantees, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

      In case any provision in this Indenture, in the Notes or in the Note Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of ______, 1994         FERRELLGAS, L.P.


                                 By: Ferrellgas, Inc.
                                     General Partner

                                 By: ______________________________
                                      Name:
                                      Title:



                                 (SEAL)


Dated as of ______, 1994         FERRELLGAS FINANCE CORP.



                                 By: ______________________________
                                      Name:
                                      Title:



                                 (SEAL)


Dated as of ______, 1994         NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                 By: ______________________________
                                      Name:
                                      Title:



                                 (SEAL)

                                   Exhibit A
                                 (Face of Note)

                          ____% Senior Notes due 2001


     No.                                                             $__________

                                FERRELLGAS, L.P.
                            FERRELLGAS FINANCE CORP.

     promise to pay to

     or registered assigns,

     the principal sum of

     Dollars on _________ __, 2001.

     Interest Payment Dates:  ________ __, and ________ __

     Record Dates:  ________ __, and ________ __

                                    Dated: _______________ __, 1994


                                    FERRELLGAS, L.P.

                                    By: Ferrellgas, Inc.
                                      General Partner

                                      By: ______________________________
                                           Name:
                                           Title:

                                      By: ______________________________
                                           Name:
                                           Title:


                                    FERRELLGAS FINANCE CORP.

                                    By:____________________________________
                                        Name:
                                        Title:


                                    By:____________________________________
                                        Name:
                                        Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:

- ---------------------------------

as Trustee

By:__________________________________

                               (Back of Security)

                                ___% SENIOR NOTE
                               DUE ________, 2001

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. Interest. Ferrellgas L.P., a Delaware limited partnership (the "Partnership") and Ferrellgas Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers") promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Issuers shall pay in cash interest on the principal amount of this Note at the rate per annum of __%. The Issuers will pay interest semi-annually in arrears on _______ and _______ of each year, commencing on __________, 1994, to Holders of record on the immediately preceding _______ and
________, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers, however, may pay principal, premium, if any, and interest by check payable in such money. The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders. Unless otherwise designated by the Issuers, the Issuers' office or agency in New York, New York will be the office of the Trustee maintained for such a purpose.

          3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Either Issuer or any Guarantor may act in any such capacity.

          4. Indenture. The Issuers issued the Notes under an Indenture dated as of _________, 1994 (the "Indenture") between Partnership, Finance Corp. and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Issuers limited to $250,000,000 in aggregate principal amount.

          5. Optional Redemption. The Issuers shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to ____________, 1998. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12 month period beginning on __________ of the years indicated below:

          YEAR                          PERCENTAGE
          1998 .......................  ___.__%
          1999 .......................  ___.__%
          2000 .......................  100.00%

          6. Mandatory Redemption. Except as described in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7. Redemption or Repurchase at Option of Holder. (a) If there is a Change of Control (as defined in the Indenture), the Issuers shall be required to offer to purchase all Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive a notice therefor from the Issuers prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) When the aggregate amount of Excess Proceeds from Asset Sales (as defined in the Indenture) exceeds $15 million, the Issuers shall be required to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Notes to be redeemed shall be selected pursuant to the terms of Section 3.02 of the Indenture (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). To the extent that the aggregate amount of Notes tendered by Holders thereof is less than the Excess Proceeds, the Issuers may use such deficiency for general business purposes. Holders of Notes which are the subject of an offer to purchase will receive a notice therefor from the Issuers prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed, during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent, the Issuers and the Guarantors may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, the Issuers nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

          11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).
Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Issuers' or any Guarantor's obligations to Holders in the case of a merger or consolidation or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder under the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "Redemption or Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,
(vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "Redemption or Repurchase at the Option of Holders"), (viii) except as otherwise permitted in the Indenture, release any Guarantor from its obligations under its Note Guarantee or change any Note Guarantee in any manner that would adversely affect the rights of the Holders of Senior Notes or (ix) make any change in the foregoing amendment and waiver provisions.

          12. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest on the Notes; default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; failure by the Partnership to comply with Sections 4.07, 4.09, 4.10 or 5.01 of the Indenture; failure by the Partnership or the Guarantors for 60 days after notice from the Trustee or the Holder of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, excluding any acceleration of maturity of the Indebtedness represented by the General Partner's Existing Floating Rate Notes and Existing Fixed Rate Notes to the extent that such Indebtedness shall be redeemed on or prior to the 40th day after the date of this Indenture; failure by the Partnership or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days; except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantees; and certain events of bankruptcy or insolvency with respect to the Partnership or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, relating to the Partnership, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their respective Affiliates, and may otherwise deal with the Issuers, any Guarantor or their respective Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

          14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of either Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Note Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.

          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

               Ferrellgas, L.P.
               One Liberty Plaza
               Liberty, Missouri  64068
               Telecopier No.:  ___________
               Attention: _________________

                                Assignment Form


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- --------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date: ______________________________

                                 Your Signature: _______________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            [_] Section 4.10       [_] Section 4.15

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date: ____________________       Your Signature: _______________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:________________________


Signature Guarantee.

                                   EXHIBIT B

      Form of Supplemental Indenture to Be Delivered by Future Guarantors

      Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Guarantor"), a subsidiary of
Ferrellgas, L.P., (or its successor), a Delaware limited partnership (the "Partnership"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

      WHEREAS, the Partnership and Ferrellgas Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers") have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of _______ __, 1994, providing for the issuance of an aggregate principal amount of $250,000,000 of ______% Senior Notes due 2001 (the "Notes");

      WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Partnership may cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

   1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

   2. Agreement to Guarantee. The Guarantor hereby agrees that its obligations to the Holder and the Trustee pursuant to this Note Guarantee shall be as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of
Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

   3. Execution and Delivery of Note Guarantees.

      (a) To evidence its Note Guarantee set forth in this Supplemental Indenture, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

      (b) Notwithstanding the foregoing, the Guarantor hereby agrees that its Note Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      (c) If an Officer whose signature is on this Supplemental Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

      (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

   6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder of the Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

   7. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the Note Guarantee.

   8. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

   9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:  ____________, ____          [Guarantor]



                                     By:  ___________________________
                                        Name:
                                        Title:


Dated:  ____________, ____       _________________________________,
                                     as Trustee



                                     By:  ___________________________
                                        Name:
                                        Title:

                                   EXHIBIT C
                  FORM OF NOTATION ON SENIOR SUBORDINATED NOTE
                           RELATING TO NOTE GUARANTEE

      Each Guarantor set forth below and each Subsidiary of the Partnership which in accordance with Section 4.13 of the Indenture is required to guarantee the obligations of the Issuers under the Notes upon execution of a counterpart of the Indenture, has jointly and severally unconditionally guaranteed (i) the due and punctual payment of the principal of and interest on the Notes, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

      The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in
Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

      This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers' obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

      This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.



                              By:__________________________________________
                              Name:
                              Title:

                                      C-1